                          NATIONAL PROCESSING, INC.

                  EXHIBIT 21.1 - SUBSIDIARIES OF THE COMPANY


                                         % of Voting            State or Jurisdiction
                                          Securities               Under the Law of
         Name                                Owned                  which Organized
         ----                                -----                    ---------------
SUBSIDIARIES OF NATIONAL PROCESSING, INC.
-----------------------------------------

National Processing Company, Inc.            100%                     Kentucky


SUBSIDIARIES OF NATIONAL PROCESSING
COMPANY, INC.
-----------------------------------------

NPC International S.A. de C.V.               100%                     Mexico

B&L Consultants, Inc.                        100%                     Massachusetts

NPC Check Services, Inc.                     100%                     Delaware

NPC Services, Inc.                           100%                     Arizona

NTA, Inc.                                    100%                     Washington

FA Holdings, Inc.                            100%                     Delaware

Caribbean Data Services, Ltd.                100%                     Delaware
